SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
December 16, 2005
VIRBAC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	0-24312 (Commission File No.)	43-1648680 (IRS Employer Identification No.)
3200 Meacham Boulevard
Fort Worth, Texas 76137
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (817) 831-5030
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Corporate Governance and Management
Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
     On December 16, 2005, VIRBAC Corporation (the “Company”) provided notice to certain Company personnel that, pursuant to the VIRBAC Insider Trading Policy (the “Policy”) and applicable Securities and Exchange Commission rules and regulations, such persons would be prohibited from purchasing, selling or otherwise acquiring or transferring shares of the Company’s common stock for a temporary period beginning on December 17, 2005 (the “Blackout Period”). The Blackout Period applies to all directors and officers and employees and terminated employees participating in certain of the Company’s retirement savings plans. A copy of the notice is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
     The Company will notify affected persons as soon as the Blackout Period has ended. The Company currently anticipates that the Blackout Period will end within a few trading days following the release of the Company’s first quarter earnings for 2006.
     Inquiries regarding the Blackout Period should be directed to Carole Buys-Michela, Vice-President of Human Resources or Jean Nelson, Executive Vice President & Chief Financial Officer at 3200 Meacham Blvd., Fort Worth, Texas 76137.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRBAC CORPORATION
Date: March 21, 2006	By:	/s/ Jean M. Nelson
Jean M. Nelson
Executive Vice-President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Notice of Blackout Period, dated December 16, 2005